Execution Copy

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (this "Agreement") is entered into by and between [____________________] (the "Participant") and Prudential Investment Management Services LLC (the "Distributor"), principal underwriter of the Trust and its separate series listed on Annex A hereto (each, a "Fund" and collectively, the "Funds"). Capitalized terms used herein and not otherwise defined have the meaning assigned to them in Section 14 of this Agreement.

WHEREAS, the Trust is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company;

WHEREAS, the Trust offers shares of the Funds, each constituting individual investment portfolios that relate solely to the assets specifically allocated to such portfolios;

WHEREAS, each Fund is listed for trading on one or more U.S. national securities exchanges or associations and operates as an "Exchange Traded Fund" or "ETF";

WHEREAS, the Distributor serves as the principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of each Fund of the Trust ("Shares");

WHEREAS, The Bank of New York Mellon acts as the transfer agent for the Trust (the "Transfer Agent");

WHEREAS, the Shares of each Fund offered by the Trust (now or in the future) may be directly purchased from or redeemed to the Trust at a price based on the NAV per Share (subject to applicable Law and the terms hereof) only by or through an entity that has entered into an authorized participant agreement with the Distributor;

WHEREAS, the process by which an investor purchases and redeems Shares from the Trust is described in detail in each Fund's current Prospectus; and

WHEREAS the Distributor and the Participant intend that the Trust shall be a third party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement.

NOW THEREFORE, the parties hereto, intending to be legally bound and in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, agree as follows:

1.ORDERS FOR PURCHASE AND REDEMPTION GENERALLY

a.Participant Status. In connection with each Order to purchase or redeem Shares directly with the Trust at their NAV, the Participant shall be deemed to repeat and affirm each of the covenants, representations and warranties made by Participant in Section 6 hereof.

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b.Creation Units. Shares of a Fund may only be purchased or redeemed by a Participant directly from the Trust, through the Distributor, in aggregations constituting a Creation Unit. The number of Shares of a Fund constituting a Creation Unit will be stated in the Prospectus of the Trust relating to that Fund.

c.Authority to Transact. The Participant is authorized to purchase and redeem Creation Units only of the Funds listed on Annex A hereto, subject to applicable Law and the terms hereof. The Participant acknowledges and agrees that the Trust and/or the Distributor may amend Annex A from time to time in their sole discretion; provided that the Distributor provides notice to the Participant of any such amendment.

d.Funds May Have Different APs. The Participant acknowledges and agrees that one or more other participants may be granted the right to purchase or redeem Shares of a particular Fund and that the Funds for which Participant serves as a participant may be different than the Funds for which other participants serve as participant.

e.Procedures for Orders. The procedures for placing and execution of Purchase Requests and Redemption Orders are described in the Prospectus for each Fund and in the AP Handbook. All Orders shall be placed and executed in accordance with the terms and procedures set forth in the Prospectus and the AP Handbook. The Participant acknowledges and agrees that these procedures may be revised, supplemented and updated from time to time and made available in the Prospectus and/or AP Handbook. Any use by the Participant of the Transfer Agent's electronic interface or portal for Order entry shall be subject in all respects to the terms and conditions set forth in Annex B hereto. Orders received in proper form in accordance with such terms and procedures shall be processed at the NAV per Share of the relevant Fund next determined after such Order is received in proper form, as determined by the Distributor in its sole discretion. The Participant acknowledges and agrees that the Funds may determine their NAV per Share at different times and certain Funds may establish procedures regarding the time that Orders are placed by the Participant, which may include procedures stated in the AP Handbook or the Prospectus requiring Orders be placed prior to the close of trading of Shares. The Participant agrees to comply with any and all requirements stated in the Prospectus and in the AP Handbook to the extent applicable to it. The Trust and the Distributor reserve the right to revise or augment the procedures relating to the manner of purchasing or redeeming Creation Units at any time. The Distributor will make commercially reasonable efforts to provide notice to the Participant of any changes to the AP Handbook with respect to the placement of Orders. The Participant agrees to comply with such procedures as they may be revised or augmented from time to time. Revised or augmented procedures shall not apply retroactively to Orders submitted prior to such time the Distributor has sent notice of such change in procedure, unless required by applicable Law.

f.Consent to Recording. It is contemplated that the phone lines, websites or other electronic portals used by the Distributor, the Trust, the Transfer Agent, the

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Participant or their Affiliated Persons with respect to any Orders may be recorded, and the Parties hereby consent to the recording of all calls and electronic transactions in respect of Orders with any of those Parties and by the Transfer Agent. The Parties agree that either Party and the Transfer Agent may use such recordings in connection with any dispute or proceeding relating to this Agreement. In the event of a dispute regarding an Order where it is alleged that a recording evidences the intent of the Parties, the Parties and the Transfer Agent, as applicable, shall promptly provide copies of recordings of any such calls to the recorded Party upon the request of such Party, unless such recordings have been erased or destroyed prior to receipt of such request in the normal course of business in accordance with the recording Party's general record keeping policies. In the event that the Distributor, the Trust, the Participant or their Affiliated Persons become legally compelled to disclose to any third party any such recordings, such disclosing Party agrees to provide each recorded Party with reasonable advance written notice, unless prohibited by applicable Law, identifying the recordings to be so disclosed, together with copies of such recordings, to afford such recorded Party an opportunity to seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.

g.Irrevocability. All Orders are irrevocable and considered final when placed by a Participant. Accordingly, the Participant acknowledges and agrees that it may not be possible to cancel or modify an Order once the Participant has placed it, and the Participant agrees to exercise caution before placing all Orders. Any attempt the Participant makes to revise or cancel an Order may be deemed a request to place a new Order that may modify or cancel the previous Order, at the sole discretion of the Trust. The Participant shall be responsible for any and all reasonable expenses and costs incurred by the Trust in connection with any modified or cancelled Order. It is acknowledged and agreed that the Trust, and the Distributor on behalf of the Trust, has the absolute right to reject any Purchase Request or Redemption Order (to the extent permitted by Law and the Prospectus) transmitted to it by the Distributor. It is further acknowledged and agreed that the Transfer Agent may reject any Purchase Request or Redemption Order not received in the form designated by the Trust or the Distributor. The Distributor shall notify the Participant as soon as reasonably practicable of any such rejection of an Order. It is acknowledged and agreed that notice may not be reasonably practicable until after the time the Distributor stops accepting Orders for that day. The Distributor or the Transfer Agent, as applicable, will promptly return to the Participant upon rejection of an Order to purchase or redeem Shares all consideration, including Shares and any Cash Amount (in the case of a Redemption Order), Deposit Instruments and/or cash (if applicable) and the Cash Amount (in the case of a Purchase Request) tendered by the Participant in connection with such Order.

h.Prospectus and Trade Confirmation Delivery. The Participant consents to the delivery of the Prospectus, trade confirmations, annual or semi-annual or other periodic reports regarding the Funds, shareholder information and notices and other information regarding the Funds ("Fund Information") electronically. The Participant agrees to maintain a valid email address, software applicable for reading

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such documents in "PDF" format (or other equivalent format that the Funds may use from time to time) and continuous internet access for purposes of receiving the Fund Information and further agrees to promptly notify the Distributor if its email address for this purpose changes. The Participant may, at any time, request reasonable quantities of paper copies of the Fund Information and any supplements or amendments thereto or recirculation thereof, and the Distributor agrees to provide them promptly to the Participant. Participant shall deliver, or cause to be delivered, a copy of the Prospectus to shareholders as required by applicable Law.

2.EXECUTION OF PURCHASE REQUESTS

a.Portfolio Deposit. To effect the purchase of a Creation Unit of a Fund, the Participant agrees to deliver to the Trust, on behalf of the Fund, the Deposit Instruments or cash, in circumstances where the Trust determines to require an all- cash creation process, plus any applicable Cash Amount. The Participant understands that a Creation Unit will not be issued until the requisite number of Deposit Instruments and the Cash Component or, if applicable, cash in the amount required by the Trust for a cash creation, as well as applicable transaction fees, are transferred to the Trust on or before the Contractual Settlement Date for the Order, in accordance with the terms of the Prospectus and the AP Handbook. The Participant agrees that any Cash Component and any Cash Amount payable to the Fund will be made available to the Trust, on behalf of the Fund, in immediately available same day funds.

b.Cash in Lieu. The Trust may, in its sole discretion (subject to compliance with applicable Law), permit or require the substitution of an amount of cash to be added to any Cash Amount to replace any Deposit Instrument ("cash in lieu") or permit the substitution of another asset for any Deposit Instrument.

c.Delivery of Collateral or Portfolio Deposit. As described in the Prospectus and the AP Handbook from time to time, in the event that the basket of Deposit Instruments to be delivered by the Participant in connection with any Purchase Request are missing some of the required Deposit Instruments on the Contractual Settlement Date for such Purchase Request, the Distributor, the Trust and the Transfer Agent may agree not to treat such Purchase Order as a failed trade or a failed settlement provided that the Participant, on or prior to the close of business on the Contractual Settlement Date, in anticipation of delivery of all or a portion of the requisite Deposit Instruments, delivers to the Trust, in accordance with the delivery instructions provided by the Distributor, cash collateral, free of all liens other than that in favor of the Trust, in the amount set forth in the AP Handbook or as otherwise determined by the Trust. The Trust may, in its discretion, require additional cash collateral to be posted if, in the sole discretion of the Trust, the Deposit Instruments to be delivered warrant an increased collateral ratio or the existing collateral is insufficient to protect the Fund from market or other risks relating to the undelivered instrument. Such cash collateral shall be marked-to-the- market daily so that the amount posted is never less than the minimum percentage as set forth in the AP Handbook or otherwise determined by the Trust until the

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earlier of the acquisition of such Deposit Instruments by the Trust (a "buy-in") or delivery of the missing Deposit Instruments by the Participant. The Fund may at any time effect a buy-in with respect to the missing Deposit Instruments and use such cash collateral to purchase the missing Deposit Instruments without further consultation with the Participant, and the Participant shall be responsible for any shortfall experienced by the Trust in effecting such buy-in as well as related transaction expenses. The Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Amounts and/or Cash Components, in connection with Purchase Requests by such Participant or any Participant Client or other person submitting a Purchase Request through Participant. The Participant understands and agrees that in the event collateral or the Portfolio Deposit are not fully transferred to the Trust by the time specified, a Purchase Request may be cancelled by the Trust and the Participant will be solely responsible for any and all expenses and costs incurred by the applicable Fund or the Distributor related to the cancelled Purchase Request.

d.Rejection of Purchase Requests. The Trust or the Distributor, on behalf of the Trust, subject to applicable Law, may reject any order to purchase Creation Units for any reason, including if an order to purchase Shares is not submitted in proper form, and the Transfer Agent may reject an order not received in the form designated by the Trust or the Distributor. In addition, a Fund expects to reject a purchase request transmitted to it by the Distributor if: (a) the Participant or Participant Client or group of Participants or Participant Clients, upon obtaining the Creation Units of Shares of a Fund, would own eighty percent (80%) or more of the outstanding Shares of such Fund; (b) the acceptance of the Deposit Instruments would have certain adverse tax consequences as determined by the Fund, such as causing the Fund to no longer to meet regulated investment company status under the Code for federal tax purposes; (c) the acceptance of the Deposit Instruments would, in the opinion of the Fund, be unlawful (for example, as in the case of a purchaser who was banned from trading in securities); (d) the acceptance of the Deposit Instruments would otherwise, in the discretion of the Fund, or its investment adviser or sub-adviser, have an adverse effect on the Fund or on the rights of the Fund's beneficial owners; or (e) there exist circumstances outside the control of the Fund that make it impossible to process purchases of Creation Units of Shares for all practical purposes. The Participant acknowledges that the Trust or the Distributor on behalf of the Trust reserve the right to suspend sales of Shares in accordance with the terms of the Prospectus and applicable Law.

e.Instructions. Solely with respect to Orders for the purchase or redemption of Creation Units through the CNS Clearing Process, the Participant, as a Participating Party, hereby authorizes the Trust or its designee to transmit to NSCC on behalf of the Participant such instructions, including with respect to Deposit Instruments, Shares and Cash Amounts, as necessary, with respect to the creation and redemption of Creation Units, consistent with the instructions issued by the Participant to the Distributor or Transfer Agent for Purchase Requests or Redemption Orders. The Participant agrees to be bound by the terms of such instructions issued by the Distributor or Transfer Agent on behalf of the Trust and

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reported to NSCC as though such instructions were issued by the Participant directly to NSCC; provided that such instructions were accurately conveyed to NSCC by the Distributor or the Transfer Agent.

f.Title to Securities; Restricted Shares. The Participant represents on behalf of itself and any Participant Client and any other person for which it acts that upon delivery of a portfolio of Deposit Instruments to the Custodian and/or the relevant subcustodian for the benefit of the Trust in accordance with the terms of the Prospectus, and assuming that the Fund and its Affiliated Persons are not affiliates of the issuers of any of the Deposit Instruments, Participant will deliver good, marketable and unencumbered title to such securities or instruments, free and clear of any and all liens, restrictions, hypothecations, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities or instruments imposed by (a) any agreement or arrangement entered into by the Participant or any Participant Client, or (b) any provision of the 1933 Act, and any regulations thereunder (except that (I) securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration and (II) securities of U.S. issuers shall not be required to have been registered under the 1933 Act if (1) exempt from such registration or (2) eligible for sale without registration pursuant to Rule 144A under the 1933 Act and such security is included by a Fund as a Deposit Instrument (a "Rule 144A Security")), or of the applicable laws or regulations of any other applicable jurisdiction and (c) any such securities being "restricted securities" as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act, in the hands of the Participant immediately prior to any such delivery. This representation excludes restriction due to the status of the Trust, any of the Funds or the Funds' investment adviser.

g.Corporate Actions. With respect to any Purchase Request, the Trust, on behalf of each applicable Fund, shall return to the Participant or the Participant Client any dividend, distribution, interest or other corporate action paid to the Trust in respect of any Deposit Instrument that is transferred to the Trust that, based on the valuation of such Deposit Instrument on the Business Day on which the Trust receives and accepts the Purchase Request in proper form, should have been paid to the Participant or the Participant Client in accordance with the terms of the instrument or corporate action. Likewise, the Participant acknowledges and agrees to return to the Trust any dividend, distribution, interest or other corporate action paid to the Participant or any Participant Client in respect of any Deposit Instrument that is transferred to the Trust that, based on the valuation of such Deposit Instrument on the Business Day on which the Trust receives and accepts the Purchase Request in proper form, should have been paid to the Trust. The Trust is entitled to reduce the amount of money or other proceeds due to the Participant or Participant Client that, based on the valuation of such Deposit Instrument at the time of transfer, should be paid to the Trust, in accordance with the terms of the instrument or corporate action. If the Trust so reduces the amount of money or other proceeds due to the Participant

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or the Participant Client, the Participant is entitled, in turn, to retain such dividend, distribution, interest or other corporation action.

h.Ownership of Deposit Instruments. Notwithstanding anything herein to the contrary, the Participant agrees that any securities transferred to the Trust under this Agreement shall be a transfer of full ownership of, and all attendant rights to and benefits of, such securities and that the same shall be vested in the Trust as of the Business Day on which the Trust receives and accepts the related Purchase Request in proper form and in accordance with the terms and procedures stated herein, in the Prospectus and in the AP Handbook.

3.EXECUTION OF REDEMPTION ORDERS

a.Creation Units. To effect the redemption of a Creation Unit of a Fund, the Participant agrees to deliver to the Trust, the requisite number of Shares comprising the number of Creation Units being redeemed plus any applicable Cash Amount and/or Cash Component. Proceeds of a redemption of a Creation Unit shall consist of Redemption Instruments and/or any applicable Cash Amount, less any applicable Cash Component. As described in the Prospectus and the AP Handbook, in the event that some or all of the Shares comprising a Creation Unit to be delivered by the Participant in connection with any Redemption Order are missing on the Contractual Settlement date for such Redemption Order, the Distributor, the Trust and the Transfer Agent may agree not to treat such Redemption Order as a failed trade or a failed settlement provided that the Participant, on or prior to the close of business on the Contractual Settlement Date, for the benefit of a Fund in anticipation of delivery of all or a portion of the Creation Unit, delivers to the Trust, in accordance with the delivery instructions provided by the Distributor, cash collateral, free of all liens other than that in favor of the Trust, in the amount set forth in the AP Handbook or as otherwise determined by the Trust. The Trust may require additional cash collateral to be posted if, in the sole discretion of the Trust, the existing collateral is insufficient to protect the Fund from market or other risks relating to the undelivered Shares. Such cash collateral shall be marked-to-the- market daily so that the amount posted is never less than the minimum percentage as set forth in the AP Handbook or otherwise determined by the Trust until the earlier of a buy-in by the Trust or delivery of the missing Shares by the Participant. The Fund may at any time effect a buy-in with respect to the missing Shares and use such cash collateral to purchase Shares without further consultation with Participant, and the Participant shall be responsible for any shortfall experienced by the Trust in effecting such buy-in as well as related transaction expenses. The Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Components, in connection with any Redemption Orders by such Participant or any Participant Client or other person submitting a Redemption Order through Participant. Redemption of Shares or payment may be suspended at times when the New York Stock Exchange is closed for other than customary weekends and holidays, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by a Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for a

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Fund to fairly determine the value of its net assets, or during any other period when the SEC, by order, so permits.

b.Cash in Lieu. The Trust may, in its sole discretion (subject to compliance with applicable Law), permit or require the substitution of an amount of cash to be added to any Cash Amount to replace any Redemption Instrument ("cash in lieu").

c.Delivery of Shares. The Participant understands and agrees that in the event Shares are not transferred to the Trust (or the Custodian for the benefit of the Trust) by the time specified, a Redemption Order may be cancelled by the Trust and the Participant will be solely responsible for all expenses and costs incurred by the Trust and/or the Distributor related to a cancelled Order submitted by the Participant for itself, a Participant Client or any other person. The Distributor will provide notice to the Participant, as soon as reasonably practicable, of any such cancellation of a Redemption Order submitted by the Participant.

d.Legal and Beneficial Ownership. The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of Shares of any Fund unless it or the Participant Client, as the case may be, owns outright or has full legal authority and legal right to tender for redemption the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit and to the entire proceeds of the redemption and that if Shares have been sold short, loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement or any other arrangement affecting the legal or beneficial ownership of such Shares, there are no restrictions that would preclude Participant's ability to tender the Shares for redemption and the Fund's ability to settle the Redemption Order on the Contractual Settlement Date and to take legal or beneficial ownership of such Shares pursuant to the redemption on the Contractual Settlement Date In the event that the Distributor and/or the Trust have reason to believe that the Participant does not have the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit, the Distributor and/or the Trust may require the Participant to deliver or execute supporting documentation in order for the Redemption Order to be in proper form. Failure to deliver or execute the requested supporting documentation may result in a Participant's Redemption Order being rejected as not in proper form.

e.Same Business Day Purchase and Redemption. Notwithstanding anything to the contrary contained herein, except as otherwise specifically advised by the Participant in writing to the Distributor and the Trust, the Participant represents and warrants on behalf of itself and any Participant Client that in the case of any Redemption Order that is placed on the same Business Day as any Purchase Request is placed by the Participant for the same Fund: (i) the redeeming shareholder is not the same Participant or Participant Client as the purchasing shareholder; (ii) the redeeming shareholder is not affiliated in any manner to or with the purchasing shareholder; (iii) the redeeming shareholder and the purchasing shareholder are acting for their own respective beneficial interests; (iv) the placing of such Redemption Order and such Purchase Request is not for the beneficial

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interest of the same person; and (v) the placing of such Redemption Order and such Purchase Request is not pursuant to any common plan, mutual agreement, or understanding.

f.Corporate Actions. With respect to any Redemption Order, the Participant acknowledges and agrees to return to the Trust any dividend, distribution, interest or other corporate action paid to it or a Participant Client in respect of any Redemption Instrument that is transferred to the Participant or any Participant Client that, based on the valuation of such Redemption Instrument at the time of transfer, should have been paid to the Fund. It is acknowledged and agreed that the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any Participant Client by an amount equal to any dividend, distribution, interest or other corporate action to be paid to the Participant or to the Participant Client in respect of any Redemption Instrument that is transferred to the Participant or any Participant Client that, based on the valuation of such Redemption Instrument at the time of transfer, should be paid to the Fund. Likewise, the Trust, on behalf of the applicable Fund, shall to return to the Participant or any Participant Client any dividend, distribution, interest or other corporate action paid to it in respect of any Share that is transferred to the Trust, on behalf of the applicable Fund, that, based on the valuation of such Share at the time of transfer, should have been paid to the Participant or the Participant Client.

g.Cash Amount and Cash Component. In situations where a Cash Amount and/or a Cash Component will be applied to a Redemption Order, the Participant hereby agrees that it will make available or transfer cash in an amount equal to the Cash Amount and/or Cash Component, as applicable. Computation of this amount shall exclude any stamp tax or duty, sales or use tax, recording tax, value added tax and other similar governmental charges, fees and expenses payable upon the transfer of beneficial ownership of the Redemption Instruments or the Shares (regardless of whether such stamp tax or similar fee is imposed by law on the Fund so that such deduction reflects a reimbursement of the Fund). Payment of stamp tax or duties, transfer tax, sales or use tax, recording tax, value added tax and similar governmental charges, taxes, fees and expenses payable upon transfer of beneficial ownership of the Redemption Instruments or the Shares shall be the sole responsibility of the Participant and not of the Trust and, to the extent that the Trust, the Distributor or their agents are required by Law to pay any such tax or charge, the Participant agrees promptly to indemnify the Trust or the Distributor, as applicable, for any such payment, together with any applicable penalties, additions to tax or interest thereon. This Section 3(g) shall survive termination of this Agreement. The Participant hereby agrees to ensure that the Cash Amount and/or Cash Component will be received by the Trust in immediately available same day funds on or before the Contractual Settlement Date or such earlier time as may be designated by the Trust.

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4.BENEFICIAL OWNERSHIP LIMITATION

a.The Participant represents, covenants and warrants that, immediately after each acquisition of Shares by the Participant pursuant to this Agreement (based upon the number of outstanding Shares of such Fund made publicly available by the Trust) either: (i) it does not hold for its account or for the account of any Beneficial Owner of Shares of the relevant Fund, including, without limitation, the account of any Participant Client for which the Participant is acting in respect to such Redemption Order, eighty percent (80%) or more of the outstanding Shares of such relevant Fund or (ii) if it does hold for its account or the account of any Beneficial Owner, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, that such a circumstance would not result in the Fund acquiring a basis in the portfolio of Deposit Instruments transferred to the Fund with respect to a Purchase Request in such Fund different from the fair market value of such Deposit Instruments on the date of such Purchase Request. This representation, covenant, and warranty shall be deemed repeated with respect to each Order for one or more Creation Units of Shares of any Fund. The Trust and the Transfer Agent and Distributor shall have the right to require information from the Participant regarding Share ownership of each Fund, and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner or the ownership by such Participant or Participant Client in a circumstance that would not result in the Fund acquiring a basis in the Deposit Instruments that is different from the fair market value of such Deposit Instruments on the date of such Purchase Request as a condition to the acceptance of a deposit of Deposit Instruments.

b.The Participant represents, covenants and warrants that immediately after each acquisition of a Rule 144A Security by the Participant pursuant to this Agreement, it or any Beneficial Owner of the Rule 144A Security on whose behalf Participant is acting will be a "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

c.The Participant represents, covenants and warrants that it has established an anti- money laundering program ("AML Program") that, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under Section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against reports and suspicious activity reports, (viii) provides for screening all new and existing customers against the U.S. trade and economic sanctions programs administered by the U.S. Department of the Treasury's Office of Foreign Asset Control and against any other government list that is or becomes required under the USA Patriot Act, and (ix) allows for appropriate regulators to examine its anti-

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money laundering books and records. The Participant agrees that, throughout the term of this Agreement, it will maintain the AML Program in substantial conformity with the foregoing provisions as may be amended or supplemented by applicable U.S. federal regulations and it will, upon request, provide the Trust and Distributor with information that they may reasonably require to comply with applicable AML laws and regulations. Any change in the foregoing shall result in the automatic termination of this Agreement, and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trusts of such change.

5.AUTHORIZED PERSONS

a.Phone Orders and Website Orders. Except as otherwise provided herein, Orders shall be placed by the Participant in accordance with the Prospectus and the procedures set out in the AP Handbook, each as currently in effect. It is acknowledged and agreed that these procedures may be revised, supplemented and updated from time to time and made available in the Prospectus and/or the AP Handbook.

b.Certification. Concurrently with the execution of this Agreement and as requested from time to time by the Trust and/or the Distributor but no less frequently than annually, the Participant shall deliver to the Distributor and the Trust, with copies to the Transfer Agent, a certificate (the form of which is set out in Annex C or in a form otherwise acceptable to the Distributor and the Transfer Agent) signed by the Participant's Secretary or other duly authorized official setting out the names, titles, signatures, e-mail addresses and telephone and facsimile numbers of all Authorized Persons. Such certificate may be accepted and relied upon by the Distributor, the Transfer Agent and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Trust of a superseding or amended certificate or other notice in a form approved by the Trust bearing a subsequent date. It shall be the responsibility of the Participant to ensure that the Distributor and the Transfer Agent have a current list of all Authorized Persons. Upon the termination or revocation of authority of an Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by the Distributor and the Transfer Agent. The Participant shall not be liable for an Order to the extent that such Order was submitted by a person whose authority as an Authorized Person was previously revoked in accordance with this Section 5, and such revocation by the Participant was received by the Distributor and the Transfer Agent within a reasonable amount of time prior to the transmittal of such Order.

c.PIN Numbers. The Transfer Agent shall issue to each Authorized Person a unique personal identification number ("PIN Number") by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. The Particpant, the Authorized Person and the Transfer Agent agree that the PIN Number shall be kept confidential from all other parties. The Participant represents and warrants that it has (or will establish), and

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will maintain, safeguards and controls against the unauthorized access to and use of PIN Numbers and that such safeguards and controls are commercially reasonable and not less than equivalent to those used by the Participant to safeguard information about its own business. If for some reason an Authorized Person's PIN Number is compromised, the Participant or such Authorized Person shall contact the Transfer Agent immediately in order for a new PIN Number to be issued. The Participant may revoke the PIN Number at any time upon written notice to the Transfer Agent. Upon receipt of such written request, the Transfer Agent shall promptly deactivate the PIN Number. If a Participant's PIN Number is changed, the new PIN Number will become effective on a date and time mutually agreed upon by the Participant and the Transfer Agent. Upon receipt of notice of termination of the authority of an Authorized Person from the Participant, the Transfer Agent shall deactivate the PIN Number of such Authorized Person. The Distributor and Transfer Agent shall be entitled to assume that all instructions issued using the Participant's PIN Number have been properly placed by an Authorized Person, unless the Participant has revoked such authorization in accordance with Section 5 of this Agreement. The Participant will immediately notify the Trust and the Distributor of any actual, probable or reasonably suspected breach of security of its systems and/or of any actual, probable or reasonably suspected unauthorized access to a PIN Number. The Participant agrees that the Distributor, the Transfer Agent and the Trust shall not be liable for losses incurred by the Participant as a result of unauthorized use of the Participant's PIN Number, unless the Participant shall have notified the Transfer Agent in writing a reasonable time prior thereto that such person is not an Authorized Person as provided above and such notification has been received by the Transfer Agent. This limitation of liability shall survive termination of this Agreement.

6.CERTAIN REPRESENTATIONS AND WARRANTIES OF PARTICIPANT AND/OR DISTRIBUTOR

a.Ability to Enter Into Agreement. Each of the Participant and Distributor hereby represents and warrants that it (i) is duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, and (iii) has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement and has taken all necessary action required by its governing documents or other applicable requirements of Law to authorize the execution, delivery and performance of this Agreement. Each of the Participant and Distributor hereby represents and warrants that this Agreement, when executed and delivered by the Participant or the Distributor, as applicable, will constitute a legal, valid and binding obligation of it and be enforceable against it in accordance with the terms of the Agreement, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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b.Clearing Status. The Participant hereby represents and warrants that with respect to all Orders for the creation or redemption of Creation Units of any Fund, (i) it is a DTC Participant, (ii) it has the ability to transact through the CNS Clearing Process, and (iii) it has the ability to transact outside the CNS Clearing Process through such processes designated by such Fund. The Participant clears through

NSCC numbers [ ] (CNS) and [ ] (DTC). Participant shall give prompt written notice to the Distributor and the Trust of any change in the status of the Participant with respect to this Section 6(b) and the Distributor shall have the right to terminate this Agreement upon such change in status.

c.Broker Dealer Status. The Participant hereby covenants, represents and warrants that it is (i) registered with the SEC as a broker-dealer under the 1934 Act and a member of FINRA, or exempt from, or it is otherwise not required to be licensed as, a broker-dealer or a member of FINRA; and (ii) registered, licensed or otherwise qualified to act as a broker or dealer in the states or other jurisdictions where it conducts its activities or its otherwise exempt. The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant further agrees to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of FINRA, to the extent such laws, rules and regulations relate to Participant's Orders, offers and sales and related transactions in, and activities with respect to, the Shares, and that it will not offer or sell Shares of any Fund of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold.

d.Foreign Status. If the Participant is offering and selling Shares of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA as set forth in the preceding paragraph, the Participant nevertheless agrees to observe the applicable Law of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder and to conduct its business in accordance with the FINRA Conduct Rules to the extent the foregoing relates to the Participant's transactions in, and activities with respect to, the Shares. Notwithstanding anything to the contrary herein, the Participant represents, warrants and covenants to the Distributor that Participant is an entity organized in the United States and all Orders will be placed within the United States.

e.Potential Distributor Status. The Participant understands and acknowledges that the method by which Shares will be created and traded may raise certain issues under applicable securities laws, rules and regulations. For example, because new Creation Units may be issued and sold by the Trust on an ongoing basis, at any point a "distribution", as such term is used in the 1933 Act, may be deemed to have occurred. The Distributor and the Trust hereby caution Participant that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory

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underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not "underwriters" but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a Prospectus.

f.Third-Party Platforms. The Participant understands, acknowledges and agrees that Orders in Shares may be effected through an electronic or other platform maintained by an affiliate of the Transfer Agent or another third-party. The Participant hereby covenants, represents and warrants that it shall abide by the terms and conditions for the use of any such platforms, including, without limitation, any limitations placed on the Participant's use of such platforms and any confidentiality provision or security procedure associated with such platforms, in each case in accordance with the terms of the agreement governing such platforms.

7.ROLE OF PARTICIPANT

a.Independent Contractor. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust or the Distributor in any matter or in any respect. Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares or to offer or sell the Shares. The Participant agrees to make itself and its employees available upon request during normal business hours to consult with a Fund or the Distributor or their designees concerning the performance of the Participant's responsibilities under this Agreement.

b.Maintenance of Records. The Participant agrees to maintain records of all Orders relating to Shares made by or through it as required by applicable Law, and, to the extent it can do so in a manner consistent with applicable Law, to furnish copies of such records to the Trust or the Distributor upon the reasonable written request of the Trust or the Distributor.

8.MARKETING MATERIALS AND REPRESENTATIONS

a.The Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those consistent with in the Trust's then current Prospectus or in any promotional materials or sales literature furnished to the Participant by the Trust or the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials (a) as may be furnished to the Participant by the Trust or the Distributor or (b) if prepared by the Participant, are consistent in all material respects with the then- current Prospectus and clearly indicate that such materials are prepared and distributed by the Participant. The Participant understands that the Trust and the

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Funds will not be advertised or marketed as open-end investment companies (i.e., as mutual funds) which offer redeemable securities, and that any advertising materials will prominently disclose that the individual Shares are not redeemable units of beneficial interest in the Trust. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that Shares are not individually redeemable and that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in Creation Unit aggregations only.

b.Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may prepare and circulate in the regular course of their businesses research reports and other similar material that includes information, opinions or recommendations relating to the Shares, provided that such materials comply with applicable Law.

c.Participant agrees that, so long as this Agreement remains in effect, it may be identified or named as an "Authorized Participant," or any similar designation, in any materials relating to any Fund, the Trust or as may be necessary to meet applicable legal requirements.

9.IRREVOCABLE PROXY

a.Appointment of Irrevocable Proxy. The Participant, from time to time, may be a beneficial owner (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934) and/or an owner of record of Shares or otherwise directly or indirectly own, control, or hold the Shares with power to vote. To the extent that it is a beneficial owner of Shares, the Participant does hereby irrevocably appoint the Distributor as its true and lawful attorney and proxy with full authorization and power to vote (or abstain from voting) the Participant's beneficially owned Shares of each Fund, which the Participant is or may be entitled to vote at any meeting of a Fund held after the date this Agreement is executed, whether annual or special and whether or not a postponed or adjourned meeting, or, if applicable, to give written or electronic consent with respect thereto, and to otherwise represent the Participant at the meeting with all powers possessed by the Participant if personally present at the meeting. The Participant hereby requests that the Distributor vote (or abstain from voting) the Participant's beneficially owned Shares in the same proportion (or abstentions) as the other beneficial owners of the Shares of the applicable Fund. The Participant hereby revokes all prior proxies for such meetings, affirms that this proxy is given in connection with the Agreement and that this proxy is coupled with an interest and is valid and irrevocable during the term set forth in paragraph c of this Section 9, and ratifies and confirms all that the proxy may lawfully do or cause to be done by virtue hereof.

b.Powers of Attorney and Proxy. The Distributor, as attorney and proxy for the Participant under this paragraph: (i) is hereby given full power of substitution and revocation, (ii) may act through such agents, nominees or substitute attorneys and proxies as it may from time to time appoint, and (iii) may provide voting

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instructions to such agents, nominees or substitute attorneys and proxies in any lawful manner deemed appropriate by it, including in writing, by telephone, telex, facsimile, electronically (including through the Internet) or otherwise. The powers of the Distributor as attorney and proxy under this paragraph shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant.

c.Term of Power of Attorney and Proxy. The appointment of the Distributor as attorney and proxy shall be deemed renewed each time Participant acquires Shares as a beneficial owner. The Distributor shall serve as an irrevocable attorney and proxy for the Participant under this Section for so long (and only so long) as this Agreement remains in effect. This irrevocable proxy automatically shall be assigned to any successor distributor for the Trust with respect to any Fund if the Distributor ceases to act as Distributor to that Fund. The Distributor may assign this irrevocable proxy to a successor distributor of the Trust with written notice to the Participant. In the event applicable law prevents the assignment of the irrevocable power of attorney and proxy, or deems such power of attorney and proxy to expire due to the passage of time, the Participant hereby agrees to execute and deliver such additional documentation as may be necessary to cause the Distributor, or a successor distributor (as applicable), to serve as its attorney and proxy for the purposes discussed in this Agreement.

d.Affiliations. The Participant represents covenants and warrants that during the term of this Agreement it will take affirmative steps so that it will not be an affiliated person of a Fund or a promoter or principal underwriter of a Fund or an affiliated person of such persons under the 1940 Act due to ownership of Shares, which affirmative steps shall include the grant of an irrevocable proxy to the Distributor in respect to its voting rights for the Shares pursuant to this Section 9.

10.INDEMNIFICATION; LIMITATION OF LIABILITY This Section shall survive the termination of this Agreement.

a.The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent, their respective subsidiaries, Affiliated Persons, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a "Participant-Indemnified Party") from and against any loss, liability, cost and expense (including reasonable attorneys' fees, collectively "Losses") incurred by such Participant-Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable Law; (iv) representations by the Participant, its employees or its agents or other representatives or any Participant Client about the Shares, any Participant Indemnified Party or the Trust that is not included in the Trust's then-current Prospectus; (v) any untrue statement or alleged untrue statement of a material fact

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contained in any research reports, marketing or other material or presentations prepared by Participant regarding the Funds or any of them or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Participant Indemnified Party unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of the Trust or the Distributor or taken verbatim (in context and without omission) from the Prospectus or marketing material prepared by the Distributor or the Trust; and (vi) actions of such Participant-Indemnified Party in reliance upon any instructions issued to the Trust, the Distributor or the Transfer Agent reasonably believed by the Trust, the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant or an Authorized Person. The foregoing shall not apply to any Losses incurred by such Participant- Indemnified Party arising out of the Participant-Indemnified Party's own fraud, bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder.

b.The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, Affiliated Persons, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a "Distributor-Indemnified Party") from and against any Losses incurred by such Distributor-Indemnified Party as a result of (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable Law; (iv) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, other than any statement made in reliance upon information provided to the Distributor, the Trust or any other person on behalf of the Trust or the Fund by the Participant in writing and (v) actions of such Distributor-Indemnified Party in reliance upon any representations reasonably believed by the Participant to be genuine and to have been given by the Distributor. The foregoing shall not apply to any Losses incurred by such Distributor- Indemnified Party arising out of the Distributor-Indemnified Party's own fraud, bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder.

c.Notwithstanding anything to the contrary in this Agreement, the Distributor and the Fund will not indemnify the Participant for any violations of the federal or state securities laws (or other applicable Law) committed by the Participant through its failure to deliver a Prospectus in connection with the offer or sale of Shares and for any oral or written representation or warranty by Participant that is not contained in the Prospectus.

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d.Notwithstanding anything to the contrary in this Agreement, none of the Participant, the Distributor and the Transfer Agent shall be liable to each other for any Losses under this Agreement arising out of (i) mistakes or errors in data provided in connection with Orders, except that a party providing data that results in a Loss shall be liable for such Loss or (ii) mistakes or errors by or out of interruptions or delays of communications with a service provider to the Trust.

e.Each of the Participant, the Distributor and the Transfer Agent undertakes to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement.

f.In the absence of fraud, bad faith, gross negligence, or reckless or willful misconduct on its part, none of the Distributor, the Transfer Agent, or the Participant, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. None of the Distributor, the Transfer Agent, or the Participant shall be liable for any error of judgment made in good faith unless the party exercising such good faith shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall any Party be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if such Parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any Party be liable for the acts or omission of the CNS Clearing Process, DTC, NSCC, the Custodian or any securities depository, clearing corporation, exchange or communications service.

g.None of the Distributor, the Transfer Agent, the Trust, or the Participant shall be responsible or liable for any failure or delay in the performance of its obligations or those of its agents under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; actual or threatened epidemics; disease; extreme weather events, including, but not limited to, blizzards, hurricanes, tornados and thunder storms, fires; floods; civil or military disturbances; blackouts; terrorism; breakdowns in communications systems; riots; loss or malfunction of utilities or computer or internet services; labor disputes; acts of civil or military authority or governmental actions; or civil unrest or insurrections.

h.Neither the Transfer Agent nor the Distributor shall be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability on behalf of the Trust or any Fund in the performance of its duties hereunder.

11.THIRD PARTY BENEFICIARIES

The Distributor and the Participant acknowledge and agree that this Agreement is entered into for, among other things, the benefit of the Trust and intend that the Trust shall be a third-party beneficiary of this Agreement and be entitled to enforce all of the terms hereof,

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including, without limitation, the rights granted in its favor and in favor of the Distributor, the Transfer Agent or the Custodian under this Agreement.

12.NOTICES

All notices, communications, requests and demands to or upon the respective Parties hereto to be effective shall be in writing (and if sent by mail, sent via certified or registered mail, return receipt requested) or be by confirmed facsimile transmission or email with confirmed delivery status notification. All notices shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission or email transmission, when sent, addressed as follows or at such other address as such party may designate in writing (a change in a party's contact information below in accordance with this Section shall not be deemed as an amendment to this Agreement). Notwithstanding the above, delivery of any amendment or supplement to the Prospectus or AP Handbook shall be made via email to the Authorized Persons listed on Annex C.

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DISTRIBUTOR:	PARTICIPANT:
Attn: Andre Carrier	Attn: [_____________].
655 Broad Street
Newark, NJ 07102
Email: andre.carrier@prudential.com	Telephone: [_____________]

Facsimile: [_____________]
Email: [_____________]
TRANSFER AGENT:	IF TO THE TRUST:
The Bank of New York Mellon	Attn: Chief Legal Officer
Attn: Tatyana Karamov	655 Broad Street
240 Greenwich St.	Newark, NJ 07102
New York, NY 10286	Telephone: (973) 802-5032
Telephone: (617) 382-6260	Email:
Email:	claudia.digiacomo@prudential.com
Tatyana.Karamov@bnymellon.com

13.COMMENCEMENT OF TRADING

The Participant may not submit an Order pursuant to this Agreement until five (5) Business Days after the effectiveness of this Agreement or a date agreed upon by the Distributor and the Participant; provided, however, that this Agreement shall be immediately effective if the execution of this Agreement supersedes another authorized participant agreement among the Parties that is currently in effect.

14.DEFINITIONS

The capitalized terms used in this Agreement are defined as follows. Any capitalized terms used herein that are not defined shall have the meaning set forth in the Prospectus or in the AP Handbook. The terms defined below shall include the plural or singular thereof as the context may require.

a."1933 Act" means the Securities Act of 1933, as amended.

b."1934 Act" means the Securities Exchange Act of 1934, as amended.

c."1940 Act" has the meaning provided in the recitals.

d."Affiliated Person" shall have the meaning given to it by Section 2(a)(3) of the 1940 Act, subject to such exemptions as may be granted by the Securities and

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Exchange Commission by any rule, regulation or order applicable to the Trust or its investment adviser.

e."Agreement" has the meaning set forth in the preamble hereto.

f."AP Handbook" means the handbook and other supplemental materials that accompany, or are made available in connection with, this Agreement that provide revised or additional procedures with respect to a Participant's transactions with the Distributor and the Trust, as they may be amended from time to time by the Distributor or the Trust and made available to the Participant. The AP Handbook is incorporated by reference into this Agreement and hereby made a part hereof. It is acknowledged and agreed that the AP Handbook may be made available solely in an electronic format accessible via the internet. Any changes to the AP Handbook made available to the Participant subsequent to the date of this Agreement shall also be deemed incorporated by reference herein.

g."Authorized Person" means a person that is authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the Participant.

h."Beneficial Owner" shall have the meaning given to it by Rule 16a-1(a)(2) of the 1934 Act.

i."Business Day" shall mean each day the exchange on which a Fund is listed is open for regular trading.

j."Cash Amount" means, (1) in the case of a purchase of a Creation Unit, an amount of cash equal to the difference between the total aggregate value of the Deposit Instruments and the NAV of the Creation Unit; and (2) in the case of a redemption of a Creation Unit, an amount of cash equal to the difference between the NAV of the Creation Unit being redeemed and the total aggregate value of the Redemption Instruments delivered by the Fund in consideration for the Creation Unit, in such case including any cash in lieu amounts.

k."Cash Component" means an amount of cash sufficient to pay any applicable transaction fee, redemption fee and any additional fixed and/or variable charges applicable to purchase or redemption transactions effected fully or partially in cash (when, in the sole discretion of the Trust, cash transactions are available or specified), in each case, as disclosed in the Prospectus for the applicable Fund. Without limiting the generality of the foregoing, the term "Cash Component" shall also include any fees, costs and expenses (including, without limitation, reasonable attorneys fees) incurred by a Fund in taking possession of, liquidation of or other use of any collateral posted in lieu of delivery of Deposit Instruments or Shares.

l."CNS Clearing Process" means the applicable clearing process specified for any Fund, including but not limited to those effected through the facilities of DTC, the Federal Reserve System, the CNS System, Euroclear, the Custodian, local subcustodians and/or any subset or combination thereof.

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m."CNS System" means the Continuous Net Settlement clearing processes of NSCC.

n."Code" means the Internal Revenue Code of 1986, as amended.

o."Contractual Settlement Date" means the date as specified in the Prospectus or in the AP Handbook upon which delivery of Deposit Instruments, Shares and/or any Cash Amount and/or Cash Component, as applicable, must be made by the Participant to the Trust.

p."Creation Unit" means an aggregation of a specified number of Shares as stated in the Prospectus for the applicable Fund.

q."Custodian" means The Bank of New York Mellon or such other custodian as the Trust may specify from time to time.

r."Deposit Instruments" means an in-kind deposit of a designated portfolio of equity or fixed-income securities or other financial instruments as determined from time to time in the sole discretion of the Trust in accordance with the terms of the Prospectus.

s."Distributor" has the meaning set out in the preamble hereto and shall apply to any other distributor as the Trust may specify from time to time.

t."DTC" means The Depository Trust Company.

u."DTC Participant" means a person that is eligible and authorized to participate in the DTC direct registration system.

v."Federal Reserve System" means the central banking system of the United States.

w."FINRA" means the Financial Industry Regulatory Authority, Inc.

x."Fund" has the meaning set out in the recitals and may include Funds that are formed and offered after the date of this Agreement.

y."Fund Information" has the meaning set out in Section 1(h) hereto.

z."Law" means any rule, regulation, statute, order, ordinance, guideline, pronouncement, code or other legally enforceable requirement, including common law, state and federal laws or securities laws and laws of foreign jurisdictions and, with respect to a Party, the rules and regulations of any SRO of which such Party or, to the extent relevant to the performance of a Party's obligations under this Agreement, such Party's Affiliated Person, is a member or securities market on which Shares are listed.

aa."Losses" has the meaning set out in Section 10(a) hereto.

bb."NAV" means net asset value.

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cc."NSCC" means the National Securities Clearing Corporation.

dd."Orders" means either Purchase Requests or Redemption Orders or both, as the context requires.

ee."Participant" has the meaning set out in the preamble hereto.

ff."Participant Client" means any party on whose behalf the Participant acts in connection with an Order (whether a customer or otherwise).

gg."Participating Party" means a Participant who is a member of the NSCC and a participant in the CNS System of NSCC.

hh."Party" means the Distributor, the Participant and the third-party beneficiaries named in Section 11 hereto.

ii."PIN Number" has the meaning set out in Section 5(c) hereto.

jj."Portfolio Deposit" means the requisite Deposit Instruments and, if applicable, a Cash Amount.

kk."Prospectus" means each Fund's current prospectus, any prospectus supplement and the statement of additional information included in the Trust's effective registration statement, as supplemented and/or amended from time to time, the contents of which are hereby incorporated into this Agreement by reference.

ll."Purchase Request" means an irrevocable order to purchase Shares by a Participant.

mm."Redemption Instruments" means in-kind redemption proceeds of a designated portfolio of securities or other financial instruments as determined from time to time in the sole discretion of the Trust.

nn."Redemption Order" means a request to redeem Shares by a Participant.

oo."Rule 144A Security" has the meaning set forth in Section 2(f) hereof.

pp."SEC" means the U.S. Securities and Exchange Commission.

qq."Shares" has the meaning set out in the recitals and shall refer to (i) shares of beneficial interest for a Trust organized as a business, statutory or similar trust or as a partnership and (ii) shares of common stock for a Trust organized as a corporation.

rr."SRO" means any self-regulatory organization as such term is defined under the 1934 Act.

ss."Transfer Agent" means The Bank of New York Mellon and shall apply to any other transfer agent as the Trust may specify from time to time upon notice to the Participant.

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tt."Trust" means the registered investment company or companies listed on Annex A, as such Annex A may be revised or supplemented from time to time by the Distributor and provided to the Participant. To the extent more than one Trust is listed on Annex A hereto, this Agreement shall apply to each Trust individually and all references to the "Trust" shall include each Trust as if such Trust was specifically named in the body of this Agreement.

15.INCORPORATION BY REFERENCE AND PROSPECTUS CONTROLLING

The Participant acknowledges receipt of the AP Handbook, represents that it has reviewed such document and understands the terms thereof, and further acknowledges that the information and procedures contained therein are incorporated herein by reference. The Participant also acknowledges and agrees that the Prospectus for each Fund may contain, among other things, procedures relating to the creation and redemption of Shares. The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the more complete discussions in the Prospectus and AP Handbook. The Participant hereby acknowledges and agrees that it has the responsibility of reviewing and obtaining familiarity with the Prospectus for the Shares of each Fund in which it transacts. In the event that any information contained in the AP Handbook is in conflict with the information disclosed in the Prospectus for a Fund, the information contained in the Prospectus shall be controlling. In the event of a conflict between this Agreement and the Prospectus or AP Handbook, the Prospectus and AP Handbook shall control. In the event of a conflict between the Prospectuses and AP Handbook, the Prospectuses shall control. Each party to this Agreement agrees to comply with the provisions of the Prospectus and AP Handbook to the extent applicable to it.

16.EFFECTIVENESS, TERMINATION, AMENDMENT AND ASSIGNMENT

This Agreement shall become effective in this form upon delivery to and execution by the Distributor. This Agreement may be terminated immediately pursuant to any automatic termination provision included herein or at any time by any Party upon sixty (60) days prior written notice to the other Parties and may be terminated earlier by a Party at any time in the event of a material breach by the other Party of any provision of this Agreement or the procedures described or incorporated herein. Any termination of this Agreement shall not affect any properly submitted pending Purchase Orders or Redemption Orders. This Agreement supersedes any prior such agreement of the same subject matter between or among the Parties, including without limitation all prior authorized participant agreements with respect to the Trust. This Agreement may not be amended except by a writing signed by all the Parties hereto. For the avoidance of doubt, it is acknowledged and agreed that changes in procedures stated in the Prospectus or AP Handbook shall not be considered an amendment to this Agreement and shall be effective immediately. This Agreement may not be assigned by the Participant, except in connection with the sale of all or substantially all of the Participant's business to another party. In the event that another principal underwriter replaces the Distributor as the principal underwriter of the Trust, this Agreement will be deemed to be assigned by the Distributor to such replacement principal underwriter upon notice to, but without any further consent of, the Participant or the Distributor.

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17.ACKNOWLEDGEMENT

The Participant acknowledges receipt of the Prospectus and the AP Handbook, represents it has reviewed the Prospectus and the AP Handbook, understands the terms thereof, and it further acknowledges that the procedures contained in the Prospectus and in the AP Handbook pertaining to the creation and redemption of Shares are incorporated herein by reference.

18.GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. THE PARTIES IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY AND THE APPELATE COURTS THEREFROM OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19.DELEGATION

It is acknowledged and agreed by the Parties that any action contemplated to be taken by the Trust (including on behalf of itself or any Fund), in the sole discretion of the Trust, may be taken or accomplished by a designee of the Trust.

20.COUNTERPARTS; SEVERANCE

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supranational body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentional of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respect benefits, obligations or expectations of the Parties to this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED: ____________________

[____________________]

By_________________________________

Name:

Title:

Prudential Investment Management Services LLC

By :__________________________________

Name:

Title:

Accepted by:

The Bank of New York Mellon, as Transfer

Agent

By :__________________________________

Name:

Title:

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ANNEX A

LIST OF TRUSTS AND THEIR SEPARATE SERIES (FUNDS)

PGIM ROCK ETF Trust

PGIM US Large-Cap Buffer 12 ETF – January ("JANP")

PGIM US Large-Cap Buffer 12 ETF – February ("FEBP")

PGIM US Large-Cap Buffer 12 ETF – March ("MRCP")

PGIM US Large-Cap Buffer 12 ETF – April ("APRP")

PGIM US Large-Cap Buffer 12 ETF – May ("MAYP")

PGIM US Large-Cap Buffer 12 ETF – June ("JUNP")

PGIM US Large-Cap Buffer 12 ETF – July ("JULP")

PGIM US Large-Cap Buffer 12 ETF – August ("AUGP")

PGIM US Large-Cap Buffer 12 ETF – September ("SEPP")

PGIM US Large-Cap Buffer 12 ETF – October ("OCTP")

PGIM US Large-Cap Buffer 12 ETF – November ("NOVP")

PGIM US Large-Cap Buffer 12 ETF – December ("DECP")

PGIM US Large-Cap Buffer 20 ETF – January ("PBJA")

PGIM US Large-Cap Buffer 20 ETF – February ("PBFB")

PGIM US Large-Cap Buffer 20 ETF – March ("PBMR")

PGIM US Large-Cap Buffer 20 ETF – April ("PBAP")

PGIM US Large-Cap Buffer 20 ETF – May ("PBMY")

PGIM US Large-Cap Buffer 20 ETF – June ("PBJN")

PGIM US Large-Cap Buffer 20 ETF – July ("PBJL")

PGIM US Large-Cap Buffer 20 ETF – August ("PBAU")

PGIM US Large-Cap Buffer 20 ETF – September ("PBSE")

PGIM US Large-Cap Buffer 20 ETF – October ("PBOC")

PGIM US Large-Cap Buffer 20 ETF – November ("PBNV")

PGIM US Large-Cap Buffer 20 ETF – December ("PBDE")

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ANNEX B

ORDER ENTRY SYSTEM/ELECTRONIC TERMS AND CONDITIONS

This Annex shall govern use by the Participant of the electronic order entry system for placing Purchase Requests and Redemption Orders made available to the Participant by the Transfer Agent (the "System"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement to which this Annex is attached (the "Agreement"). In the event of any conflict between the terms of this Annex and the main body of the Agreement with respect to the placing of Orders, the terms of this Annex shall control.

1.(a) The Participant shall provide to Distributor and the Transfer Agent a duly executed authorization letter, in a form attached as Annex C to the Agreement or in a form otherwise satisfactory to Distributor and the Transfer Agent, identifying those Authorized Persons who will access the System. The Participant shall promptly notify Distributor and the Transfer Agent in writing in the event that any person's status as an Authorized Person is revoked or terminated for any reason, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person's access to the System. Such notice (which may be given by email), shall be effective upon acknowledged receipt thereof. The Participant shall be responsible in all respects for each Authorized Person's use of the System.

(b)It is understood and agreed that each Authorized Person shall be designated as an authorized user of the Participant for the purpose of the Agreement. Upon termination of the Agreement, the Participant's and each Authorized Person's access rights with respect to the System shall be immediately revoked.

2.The Transfer Agent grants to the Participant a limited, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Orders and otherwise communicating with the Transfer Agent in connection with the same. The Participant shall use the System solely for its own internal and proper business purposes. Except as expressly set forth herein, no license or right of any kind is granted to the Participant with respect to the System. The Participant acknowledges that the Transfer Agent and its suppliers retain and have ownership, title and exclusive proprietary rights to the System. The Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by the Transfer Agent or its suppliers. The Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. The Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without the Transfer Agent's prior written consent. The Participant may not remove any statutory copyright notice or other notice included in the System. The Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon the Transfer Agent's request.

3.(a) The Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic format) (collectively, the "Material"), which is delivered or made available to the Participant regarding the System is the exclusive and confidential property of the Transfer Agent. The Participant shall keep the Material confidential

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by using the same care and discretion that the Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. The Participant may make such copies of the Material as is reasonably necessary for the Participant to use the System for purposes of the Agreement and shall reproduce the Transfer Agent's proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted.

THE TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)Upon termination of the Agreement for any reason, the Participant shall return to the Transfer Agent all copies of the Material which is in the Participant's possession or under its control.

4.The Participant agrees that it shall have sole responsibility for maintaining the security and control of the user IDs, passwords and codes for access to the System provided to the Participant, which shall not be disclosed to any third party without the prior written consent of the Transfer Agent. The Transfer Agent shall be entitled to rely on the information received by it from the Participant and the Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted.

5.(a) The Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Participant hereunder, except for damages incurred by the Participant as a direct result of the Transfer Agent's gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL THE TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES TO THE TRANSFER AGENT BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THE AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE PARTICIPANT HEREUNDER, EVEN IF THE TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL THE TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON'S REASONABLE CONTROL.

(b)The Participant shall not make any deliberate misuse of any element of the System, including, without limitation, hacking, introduction of viruses or any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security and/or operation of the System or any portion thereof, disruption or excessive use or any use in contravention of applicable law, and making any modifications to the System, including

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without limitation the software, information, formats, and interfaces that comprise the System. The Participant will be held strictly liable for decreased effectiveness or efficiency of, or for any errors and omissions arising out of the use of, the System provided to the Transfer Agent's other clients as a result of modifications the Participant makes to the System and/or their component parts. The Participant will indemnify, defend and hold the Distributor and the Transfer Agent and its suppliers harmless against any losses, expenses, costs, or damages incurred as a result of the Participant's breach of the terms and conditions of this Annex, or its unauthorized use of the System.

6.The Transfer Agent reserves the right to revoke the Participant's access to the System immediately and without notice upon any breach by the Participant of the terms and conditions of this Annex.

7.The Transfer Agent shall acknowledge through the System its receipt of each Order communicated through the System, and in the absence of such acknowledgment, the Transfer Agent shall not be liable for any failure to act in accordance with such Orders and the Participant may not claim that such Order was received by the Transfer Agent. The Transfer Agent may in its discretion decline to act upon any instructions or communications that are not in proper form, including any such instructions or communications tha are insufficient or incomplete or are not received by the Transfer Agent in sufficient time for the Transfer Agent to act upon, or in accordance with such instructions or communications.

8.The Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. The Participant agrees that the Transfer Agent may deactivate any applicable encryption features at any time, without notice or liability to the Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

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ANNEX C

CERTIFICATE DESIGNATING AUTHORIZED PERSONS

The following employees of [_____________] (each, an "Authorized Person") are authorized, in accordance with the Authorized Participant Agreement between [_____________] and [_____________], as such Authorized Participant Agreement may be amended from time to time, to act as agent of [_____________] to submit purchase request and redemption orders ("Orders") on behalf of [_____________] and to give instructions or any other notice or request on behalf of [_____________] with respect to such Orders or any other activity contemplated by the Authorized Participant Agreement.

SECTION A - List of Current Authorized Persons

Name: [_____________]

Title: [_____________]

Signature: [_____________]

Telephone: [_____________]

E-Mail:[_____________]

Name: [_____________]

Title: [_____________]

Signature: [_____________]

Telephone: [_____________]

E-Mail:[_____________]

Name: [_____________]

Title: [_____________]

Signature: [_____________]

Telephone: [_____________]

E-Mail:[_____________]

Name: [_____________]

Title: [_____________]

Signature: [_____________]

Telephone: [_____________]

E-Mail:[_____________]

Name: [_____________]

Title: [_____________]

Signature: [_____________]

Telephone: [_____________]

E-Mail:[_____________]

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SECTION B - List of Changes to Authorized Persons

The following persons who were not designated as Authorized Persons on Participant's previous Certificate have been added as Authorized Persons:

The following persons who were included on the Participant's previous Certificate are no longer Authorized Persons:

1. 1.

2. 2.

3. 3.

4. 4.

The undersigned, does hereby certify that the persons listed in Section A above have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement.

By: _________________________

Name:

Title:

Date:

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